Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S–8 of our report dated March 29, 2012, relating to the consolidated financial statements of The Coast Distribution System, Inc. as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011, which appears in the Annual Report on Form 10–K of The Coast Distribution System, Inc. for the year ended December 31, 2011.

/s/ BURR PILGER MAYER, INC.
E. Palo Alto, CA
November 16, 2012